Exhibit 99.1

LENDINGTREE REPORTS FOURTH QUARTER 2021 RESULTS

Outlook suggests strength in high margin Consumer segment and demonstrated recovery in Insurance

•	Consolidated revenue of $258.3 million

•	GAAP net income from continuing operations of $48.4 million or $3.57 per diluted share

•	Variable marketing margin of $88.5 million

•	Adjusted EBITDA of $24.7 million

•	Adjusted net loss per share of $(0.14)

CHARLOTTE, NC - February 25, 2022 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended December 31, 2021.

The Company has posted a letter to shareholders on its investor relations website at investors.lendingtree.com.

"As a company, we are galvanized around the strategy we shared with you recently at our Investor Day,” said Doug Lebda, Chairman and CEO. “We know that connecting LendingTree’s industry-leading brand and deep partner network with an unparalleled customer experience will enable us to accelerate revenue and margin growth while making a meaningful difference in the financial lives of our customers. We’re already making substantive progress in designing and testing new experiences with complementary breakthrough marketing campaigns, and we look forward to sharing the results with you as we progress through the year."

Trent Ziegler, CFO, added, "We are pleased to affirm the fourth-quarter and full-year 2021 results we shared preliminarily at our Investor Day earlier this month, and reaffirm our previously released 2022 annual guidance. The Home and Consumer segments continue to perform well, helping offset headwinds in our Insurance business that we see as temporary. Our capital structure and balance sheet afford us flexibility we have not had since before the onset of the pandemic and allowed us to restart our share repurchase during the quarter. Given the rapidly changing landscape across our industry, we are prepared to capitalize on evolving opportunities."

Fourth Quarter 2021 Business Highlights

•	Home segment revenue of $96.3 million grew 8% over fourth quarter 2020 and produced segment profit of $33.8 million, up 5% over the same period.

◦	Within Home, mortgage products revenue of $79.6 million declined 2% over the prior year period.

•	Consumer segment revenue of $96.4 million grew 102% over fourth quarter 2020 as the segment continues to rebound.

◦	Within Consumer, credit card revenue of $26.4 million was up 122% year-over-year.

◦	Personal loans revenue of $36.2 million improved from $33.8 million in third quarter 2021.

◦	Revenue from our small business offering grew 13% sequentially from the third quarter 2021.

•	Insurance segment revenue of $65.4 million declined 24% over fourth quarter 2020 and translated into segment profit of $20.8 million, down 38% over the same period.

•	Through December 31, 2021, 21.0 million consumers have signed up for MyLendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2021	2020	% Change	2021	% Change

Total revenue	$258.3	$222.3	16%	$297.4	(13)%

Income (loss) before income taxes	$60.2	$(13.2)	556%	(4.4)	1468%
Income tax (expense) benefit	(11.8)	5.1	(331)%	—	—%
Net income (loss) from continuing operations	$48.4	$(8.1)	698%	$(4.4)	1200%
Net income (loss) from continuing operations % of revenue	19%	(4)%		(1)%

Income (loss) per share from continuing operations
Basic	$3.67	$(0.62)	692%	$(0.33)	1212%
Diluted	$3.57	$(0.62)	676%	$(0.33)	1182%

Variable marketing margin
Total revenue	$258.3	$222.3	16%	$297.4	(13)%
Variable marketing expense (1) (2)	$(169.8)	$(140.0)	21%	$(191.5)	(11)%
Variable marketing margin (2)	$88.5	$82.3	8%	$105.9	(16)%
Variable marketing margin % of revenue (2)	34%	37%		36%

Adjusted EBITDA (2)	$24.7	$26.3	(6)%	$41.0	(40)%
Adjusted EBITDA % of revenue (2)	10%	12%		14%

Adjusted net (loss) income (2)	$(1.8)	$1.8	(200)%	$10.3	(117)%

Adjusted net (loss) income per share (2)	$(0.14)	$0.13	(208)%	$0.75	(119)%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.

(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2021	2020	% Change	2021	% Change
Home (1)
Revenue	$96.3	$88.8	8%	$112.4	(14)%
Segment profit	$33.8	$32.3	5%	$41.5	(19)%
Segment profit % of revenue	35%	36%		37%

Consumer (2)
Revenue	$96.4	$47.8	102%	$100.0	(4)%
Segment profit	$40.8	$22.7	80%	$44.7	(9)%
Segment profit % of revenue	42%	47%		45%

Insurance (3)
Revenue	$65.4	$85.6	(24)%	$84.8	(23)%
Segment profit	$20.8	$33.4	(38)%	$26.6	(22)%
Segment profit % of revenue	32%	39%		31%

Other (4)
Revenue	$0.2	$0.1	100%	$0.2	—%
Profit	$0.1	$(0.4)	125%	$0.1	—%

Total revenue	$258.3	$222.3	16%	$297.4	(13)%

Total segment profit	$95.5	$88.0	9%	$112.9	(15)%
Brand marketing expense (5)	$(7.0)	$(5.7)	23%	$(7.0)	—%
Variable marketing margin	$88.5	$82.3	8%	$105.9	(16)%
Variable marketing margin % of revenue	34%	37%		36%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products.
(4)	The Other category includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Business Outlook - 2022

Today, the Company is providing revenue, variable marketing margin and adjusted EBITDA guidance for the first quarter of 2022 and maintaining guidance for full-year 2022, as follows:

For first-quarter 2022:

•	Revenue: $280 - $290 million

•	Variable Marketing Margin: $90 - $97 million

•	Adjusted EBITDA: $26 - $31 million

For full-year 2022:

•	Revenue is anticipated to be in the range of $1,200 - $1,250 million, representing growth of 9% - 14% over full-year 2021 results.

•	Variable Marketing Margin is expected to be in the range of $445 - $475 million.

•	Adjusted EBITDA is anticipated to be in the range of $160 - $180 million, up 19% - 34% over full-year 2021 results.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax consequences have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's fourth-quarter 2021 financial results will be webcast live today, February 25, 2022 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Saturday, March 05, 2022. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #1665618. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #1665618.

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(in thousands, except per share amounts)
Revenue	$258,285	$222,329	$1,098,499	$909,990
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	14,448	13,558	57,297	54,494
Selling and marketing expense (1)	184,847	153,275	773,990	617,404
General and administrative expense (1)	38,546	34,825	153,472	129,101
Product development (1)	13,723	10,384	52,865	43,636
Depreciation	4,941	3,738	17,910	14,201
Amortization of intangibles	9,771	12,475	42,738	53,078
Change in fair value of contingent consideration	—	(2,384)	(8,249)	5,327
Severance	6	105	53	295
Litigation settlements and contingencies	32	40	392	(943)
Total costs and expenses	266,314	226,016	1,090,468	916,593
Operating (loss) income	(8,029)	(3,687)	8,031	(6,603)
Other (expense) income, net:
Interest expense, net	(14,986)	(9,894)	(46,867)	(36,300)
Other income	83,200	369	123,272	376
Income (loss) before income taxes	60,185	(13,212)	84,436	(42,527)
Income tax (expense) benefit	(11,753)	5,095	(11,298)	19,961
Net income (loss) from continuing operations	48,432	(8,117)	73,138	(22,566)
Loss from discontinued operations, net of tax	(507)	(139)	(4,023)	(25,689)
Net income (loss) and comprehensive income (loss)	$47,925	$(8,256)	$69,115	$(48,255)

Weighted average shares outstanding:
Basic	13,212	13,051	13,199	13,007
Diluted	13,558	13,051	13,695	13,007
Income (loss) per share from continuing operations:
Basic	$3.67	$(0.62)	$5.54	$(1.73)
Diluted	$3.57	$(0.62)	$5.34	$(1.73)
Loss per share from discontinued operations:
Basic	$(0.04)	$(0.01)	$(0.30)	$(1.98)
Diluted	$(0.04)	$(0.01)	$(0.29)	$(1.98)
Net income (loss) per share:
Basic	$3.63	$(0.63)	$5.24	$(3.71)
Diluted	$3.53	$(0.63)	$5.05	$(3.71)

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$408	$372	$1,639	$1,319
Selling and marketing expense	1,897	1,809	7,480	6,240
General and administrative expense	12,331	10,442	50,989	39,650
Product development	2,115	1,874	8,447	6,524

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2021	December 31, 2020
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$251,231	$169,932
Restricted cash and cash equivalents	111	117
Accounts receivable, net	97,658	89,841
Prepaid and other current assets	25,379	27,949
Current assets of discontinued operations	—	8,570
Total current assets	374,379	296,409
Property and equipment, net	72,477	62,381
Operating lease right-of-use assets	77,346	84,109
Goodwill	420,139	420,139
Intangible assets, net	85,763	128,502
Deferred income tax assets	87,581	96,224
Equity investment	158,140	80,000
Other non-current assets	6,942	5,334
Non-current assets of discontinued operations	16,589	15,892
Total assets	$1,299,356	$1,188,990

LIABILITIES:
Current portion of long-term debt	$166,008	$—
Accounts payable, trade	1,692	10,111
Accrued expenses and other current liabilities	106,731	101,196
Current liabilities of discontinued operations	1	536
Total current liabilities	274,432	111,843
Long-term debt	478,151	611,412
Operating lease liabilities	96,165	92,363
Non-current contingent consideration	—	8,249
Deferred income tax liabilities	2,265	—
Other non-current liabilities	351	362
Total liabilities	851,364	824,229

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 16,070,720 and 15,766,193 shares issued, respectively, and 13,095,149 and 13,124,875 shares outstanding, respectively	161	158
Additional paid-in capital	1,242,794	1,188,673
Accumulated deficit	(571,794)	(640,909)
Treasury stock; 2,975,571 and 2,641,318 shares, respectively	(223,169)	(183,161)
Total shareholders' equity	447,992	364,761
Total liabilities and shareholders' equity	$1,299,356	$1,188,990

LENDINGTREE, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income (loss) and comprehensive income (loss)	$69,115	$(48,255)	$17,828
Less: Loss from discontinued operations, net of tax	4,023	25,689	21,632
Income (loss) from continuing operations	73,138	(22,566)	39,460
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss (gain) on impairments and disposal of assets	3,465	1,160	(695)
Amortization of intangibles	42,738	53,078	55,241
Depreciation	17,910	14,201	10,998
Non-cash compensation expense	68,555	53,733	52,167
Deferred income taxes	10,908	(9,628)	(8,555)
Change in fair value of contingent consideration	(8,249)	5,327	28,402
Gain on investments	(123,272)	—	—
Bad debt expense	2,472	1,785	1,697
Amortization of debt issuance costs	5,992	3,474	1,974
Write-off of previously-capitalized debt issuance costs	1,066	—	333
Amortization of debt discount	30,695	19,570	12,016
Loss on extinguishment of debt	—	7,768	—
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	12,807	8,888	213
Changes in current assets and liabilities:
Accounts receivable	(10,289)	21,861	(22,457)
Prepaid and other current assets	(4,902)	(952)	(3,258)
Accounts payable, accrued expenses and other current liabilities	(1,537)	(8,013)	(2,322)
Current contingent consideration	—	(25,787)	(12,500)
Income taxes receivable	10,680	(10,598)	4,548
Other, net	(921)	(2,002)	(88)
Net cash provided by operating activities attributable to continuing operations	131,256	111,299	157,174
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(35,065)	(42,149)	(20,041)
Proceeds from the sale of fixed assets	—	—	24,077
Purchase of equity investment	(1,180)	(80,000)	—
Proceeds from the sale of equity investment	46,312	—	—
Acquisition of ValuePenguin, net of cash acquired	—	—	(105,578)
Acquisition of QuoteWizard, net of cash acquired	—	—	482
Net cash provided by (used in) investing activities attributable to continuing operations	10,067	(122,149)	(101,060)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(14,423)	(3,910)	(8,406)
Purchase of treasury stock	(40,008)	—	(5,470)
Proceeds from the issuance of 0.50% Convertible Senior Notes	—	575,000	—
Repurchase of 0.625% Convertible Senior Notes	—	(233,862)	—
Payment of convertible note hedge on the 0.50% Convertible Senior Notes	—	(124,200)	—
Termination of convertible note hedge on the 0.625% Convertible Senior Notes	—	109,881	—
Proceeds from the sale of warrants related to the 0.50% Convertible Senior Notes	—	61,180	—
Termination of warrants related to the 0.625% Convertible Senior Notes	—	(94,292)	—
Net repayment of revolving credit facility	—	(75,000)	(50,000)
Payment of debt issuance costs	(6,385)	(16,568)	(2,518)
Payment of original issue discount on undrawn term loan	(2,500)	—	—
Contingent consideration payments	—	(4,755)	(21,275)
Other financing activities	(31)	(184)	(9)
Net cash (used in) provided by financing activities attributable to continuing operations	(63,347)	193,290	(87,678)
Total cash provided by (used in) continuing operations	77,976	182,440	(31,564)
Discontinued operations:
Net cash provided by (used in) operating activities attributable to discontinued operations	3,317	(72,730)	(13,255)
Total cash provided by (used in) discontinued operations	3,317	(72,730)	(13,255)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	81,293	109,710	(44,819)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	170,049	60,339	105,158
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$251,342	$170,049	$60,339

Non-cash investing activities:
(Decrease) increase in capital expenditures included in accounts payable and accrued expenses	$(4,793)	$4,196	$(946)
Capital additions from tenant improvement allowance	—	—	1,111
Supplemental cash flow information:
Interest paid	$8,912	$4,741	$7,005
Income tax payments	186	561	25
Income tax refunds	10,503	60	4,743

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands)
Selling and marketing expense	$184,847	$206,475	$153,275	$773,990	$617,404
Non-variable selling and marketing expense (1)	(15,053)	(14,928)	(13,248)	(57,351)	(49,652)
Cost of advertising re-sold to third parties (2)	—	—	—	—	1,086
Variable marketing expense	$169,794	$191,547	$140,027	$716,639	$568,838

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.
(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss) from continuing operations to variable marketing margin and net income (loss) from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$48,432	$(4,406)	$(8,117)	$73,138	$(22,566)
Net income (loss) from continuing operations % of revenue	19%	(1)%	(4)%	7%	(2)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	14,448	15,020	13,558	57,297	54,494
Cost of advertising re-sold to third parties (1)	—	—	—	—	(1,086)
Non-variable selling and marketing expense (2)	15,053	14,928	13,248	57,351	49,652
General and administrative expense	38,546	40,126	34,825	153,472	129,101
Product development	13,723	13,384	10,384	52,865	43,636
Depreciation	4,941	4,808	3,738	17,910	14,201
Amortization of intangibles	9,771	10,345	12,475	42,738	53,078
Change in fair value of contingent consideration	—	(196)	(2,384)	(8,249)	5,327
Severance	6	47	105	53	295
Litigation settlements and contingencies	32	22	40	392	(943)
Interest expense, net	14,986	11,826	9,894	46,867	36,300
Other income	(83,200)	—	(369)	(123,272)	(376)
Income tax expense (benefit)	11,753	(1)	(5,095)	11,298	(19,961)
Variable marketing margin	$88,491	$105,903	$82,302	$381,860	$341,152
Variable marketing margin % of revenue	34%	36%	37%	35%	37%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$48,432	$(4,406)	$(8,117)	$73,138	$(22,566)
Net income (loss) from continuing operations % of revenue	19%	(1)%	(4)%	7%	(2)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	9,771	10,345	12,475	42,738	53,078
Depreciation	4,941	4,808	3,738	17,910	14,201
Severance	6	47	105	53	295
Loss on impairments and disposal of assets	814	1,251	474	3,465	1,160
Gain on investments	(83,200)	—	—	(123,272)	—
Non-cash compensation expense	16,751	17,074	14,497	68,555	53,733
Costs of secondary public offering	—	—	863	—	863
Change in fair value of contingent consideration	—	(196)	(2,384)	(8,249)	5,327
Acquisition expense	430	227	(188)	1,796	2,217
Litigation settlements and contingencies	32	22	40	392	(943)
Interest expense, net	14,986	11,826	9,894	46,867	36,300
Income tax expense (benefit)	11,753	(1)	(5,095)	11,298	(19,961)
Adjusted EBITDA	$24,716	$40,997	$26,302	$134,691	$123,704
Adjusted EBITDA % of revenue	10%	14%	12%	12%	14%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss) from continuing operations to adjusted net (loss) income and net income (loss) per diluted share from continuing operations to adjusted net (loss) income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(in thousands, except per share amounts)
Net income (loss) from continuing operations	$48,432	$(4,406)	$(8,117)	$73,138	$(22,566)
Adjustments to reconcile to adjusted net (loss) income:
Severance	6	47	105	53	295
Loss on impairments and disposal of assets	814	1,251	474	3,465	1,160
Gain in investments	(83,200)	—	—	(123,272)	—
Non-cash compensation	16,751	17,074	14,497	68,555	53,733
Costs of secondary public offering	—	—	863	—	863
Change in fair value of contingent consideration	—	(196)	(2,384)	(8,249)	5,327
Acquisition expense	430	227	(188)	1,796	2,217
Litigation settlements and contingencies	32	22	40	392	(943)
Loss on extinguishment of debt	—	—	—	—	7,768
Income tax expense (benefit) from adjusted items	16,980	(4,687)	(3,402)	14,968	(17,880)
Excess tax (benefit) deficit from stock-based compensation	(2,046)	938	(51)	(9,401)	(2,033)
Income tax benefit from CARES Act	—	—	—	—	(6,104)
Adjusted net (loss) income	$(1,801)	$10,270	$1,837	$21,445	$21,837

Net income (loss) per diluted share from continuing operations	$3.57	$(0.33)	$(0.62)	$5.34	$(1.73)
Adjustments to reconcile net income (loss) from continuing operations to adjusted net (loss) income	(3.71)	1.10	0.76	(3.77)	3.41
Adjustments to reconcile effect of dilutive securities	—	(0.02)	(0.01)	—	(0.14)
Adjusted net (loss) income per share	$(0.14)	$0.75	$0.13	$1.57	$1.54

Adjusted weighted average diluted shares outstanding	13,212	13,707	14,163	13,695	14,150
Effect of dilutive securities	(346)	439	1,112	—	1,143
Weighted average diluted shares outstanding	13,558	13,268	13,051	13,695	13,007
Effect of dilutive securities	346	—	—	496	—
Weighted average basic shares outstanding	13,212	13,268	13,051	13,199	13,007

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, and (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020 and the Q4 2020 expenses incurred in connection with a secondary public offering of our common stock by our largest shareholder, for which we did not receive any proceeds.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. Non-cash compensation expense also includes expense associated with employee stock purchase plans. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020 and the Q4 2020 expenses incurred in connection with a secondary public offering of our common stock by our largest shareholder, for which we did not receive any proceeds.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2020, in our Quarterly Report on Form 10-Q for the period ended September 30, 2021, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to lenders and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations:

investors@lendingtree.com

Media Relations:

press@lendingtree.com